                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Bowater Incorporated
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                 (BOWATER LOGO)



                                                 Bowater Incorporated
                                                 55 East Camperdown Way
                                                 Post Office Box 1028
                                                 Greenville, SC 29602


                                                 March 23, 1998

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Bowater Incorporated (the "Company"), which will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 20, 1998, at eleven a.m. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting, and shareholders will have an opportunity to ask questions.


     Upon adjournment of the Annual Meeting, a number of the directors and officers will be available to confer informally with shareholders.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

   The Company's Annual Report for 1997 is included in this package, and we urge you to read it carefully.


                                       Sincerely yours,



                                       /s/ Arnold M. Nemirow
                                       ARNOLD M. NEMIROW
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                             BOWATER INCORPORATED



            ------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 1998
            ------------------------------------------------------
     The 1998 Annual Meeting of Shareholders of BOWATER INCORPORATED (the "Company") will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 20, 1998, at eleven a.m. for the following purposes:

    (1) To elect three directors, each for a term of three years; and

    (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on March 23, 1998, are entitled to notice of and to vote at the Annual Meeting.

                                       By order of the Board of Directors,



                                       /s/ Wendy C. Shiba
                                       WENDY C. SHIBA
                                       Vice President, Secretary and
                                       Assistant General Counsel

Greenville, South Carolina
March 23, 1998

Shareholders are urged to execute and return the proxy promptly in the envelope provided.

                             BOWATER INCORPORATED
                            55 East Camperdown Way
                                 P.O. Box 1028
                        Greenville, South Carolina 29602

                                ---------------
                                PROXY STATEMENT
                              Dated March 23, 1998
                               ---------------
                      For Annual Meeting of Shareholders
                   to be held at 11:00 a.m. on May 20, 1998
                              The Gunter Theatre
                             300 South Main Street
                          Greenville, South Carolina


     The only securities of Bowater Incorporated (the "Company") eligible to vote at the Annual Meeting are the shares of its common stock, par value $1 per share (the "Common Stock"). 40,473,842 shares of Common Stock were outstanding on March 23, 1998, the record date for the Annual Meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote at the Annual Meeting. Only holders of record at the close of business on March 23, 1998, will be eligible to vote at the Annual Meeting. One-third of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum. The enclosed form of proxy is solicited on behalf of the Company and has been approved by the Board of Directors. The approximate date of mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card is March 31, 1998.

     Shares represented by proxies in the accompanying form will be voted in accordance with instructions indicated thereon. If no contrary instruction is indicated, shares represented by the proxies will be voted (1) FOR the election of the three nominees named below to serve as directors for the three-year term indicated; and (2) in the discretion of the proxy holders on such other matters as may properly come before the meeting or any adjournments thereof. Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Nominating and Governance Committee of the Board and nominated by the Board of Directors. The Company has no reason to believe that any of the three nominees will be unable or unwilling to serve if elected to office.

     Aside from the election of three directors, the Company does not know of any other matters that will be presented at the Annual Meeting; however, if any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment on those matters.

     Execution of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, or by executing and delivering to the Company a later-dated proxy at any time before the earlier proxy is voted, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). No such notice of revocation or later-dated proxy, however, will be effective until received by the Secretary of the Company at or prior to the Annual Meeting.

     Directors are elected by a plurality of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the Annual Meeting is required to act on any other matters properly brought before the Annual Meeting or any adjournment thereof. In the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. In the case of broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present for quorum purposes but does not vote on a proposal), the broker non-vote will have no effect upon the vote on any matter submitted for shareholder approval.

                                  Item No. 1

                             ELECTION OF DIRECTORS
                     INFORMATION ON NOMINEES AND DIRECTORS

     The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class II directors expires this year, and the successors are to be elected at the Annual Meeting for a three-year term expiring in 2001. The terms of the Class I and Class III directors expire in 2000 and 1999, respectively.

     The following information is provided for the three nominees who are the Class II directors, and also for the Class I and Class III directors.


NOMINEES FOR DIRECTORS TO BE ELECTED AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                                  (Class II)


Donald R. Melville    Retired Chairman and Chief Executive Officer of Norton Company -- Mr. Melville
Age: 71               was Chief Executive Officer of Norton Company, a diversified manufacturing company,
Director since 1984   from 1980 until his retirement at the end of 1987. He was Chairman from 1985 to 1987,
                      President from 1979 to 1986, and Executive Vice President from 1971 to 1979.

H. David Aycock       Retired President and Chief Operating Officer of Nucor Corporation -- Mr. Aycock
Age: 67               was President and Chief Operating Officer of Nucor Corporation, a steel and steel
Director since 1987   products company, from 1984 to 1991. He previously held various management positions, including that of General Manager, at Nucor Corporation operating units.
                      Mr. Aycock serves as a director of Nucor Corporation. Since retiring from Nucor
                      Corporation, Mr. Aycock has been engaged in managing family investments in various entrepreneurial activities.

Arnold M. Nemirow     Chairman of the Board, President and Chief Executive Officer of the Company --
Age: 54               Mr. Nemirow became Chief Executive Officer of the Company in 1995 and became
Director since 1994   Chairman of the Board in 1996. He has served as President of the Company since
                      September 1994 and served as Chief Operating Officer of the Company from September
                      1994 through February 1995. Mr. Nemirow was President, Chief Executive Officer and
                      a director of Wausau Paper Mills Company, a pulp and paper company, from 1990 through July 1994, Chairman, President, Chief Executive Officer and a director of
                      Nekoosa Papers, Inc., the business papers division of Great Northern Nekoosa
                      Corporation, from 1988 to 1990, and Vice President of Great Northern Nekoosa
                      Corporation from 1984 to 1990. Mr. Nemirow is also a director of WPL Holdings, Inc.


      DIRECTORS WHOSE TERMS END AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                                  (Class III)


Francis J. Aguilar    Professor Emeritus, Harvard University Graduate School of Business -- Dr. Aguilar
Age: 65               was a faculty member at the Harvard University Graduate School of Business from 1965
Director since 1984   to 1995. Since 1994, he has served as Executive Director of the Management Education
                      Alliance, a nonprofit educational corporation. Dr. Aguilar is a director of Dynamics
                      Research Corporation and Burr-Brown Corporation and also acts as an independent business consultant.

John A. Rolls         President and Chief Executive Officer of Thermion Systems International --
Age: 56               Mr. Rolls has served as President and Chief Executive Officer of Thermion Systems
Director since 1990   International, an aerospace and industrial heating systems company, since
                      March 1996. He was President and Chief Executive Officer of Deutsche Bank North
                      America, an international banking company, from 1992 to March 1996. Mr. Rolls was
                      Executive Vice President and Chief Financial Officer of United Technologies
                      Corporation, a diversified aerospace and industrial products company, from 1986 to
                      1992. Prior to that he was Senior Vice President and Chief Financial Officer of RCA
                      Corporation. Mr. Rolls is also a director of MBIA Inc., Thermion Systems
                      International and Arguss Holdings, Inc., formerly Conceptronic, Inc.

Kenneth M. Curtis     Senior Member, Curtis Thaxter Stevens Broder & Micoleau, Limited Liability
Age: 67               Company, P.A. -- Mr. Curtis was a partner in the Portland, Maine, law firm of Curtis
Director since 1993   Thaxter Stevens Broder & Micoleau from 1975 to 1979 and from 1981 to January 1995, when the firm became a limited liability company, of which he currently is a member.
                      Mr. Curtis also served as President of Maine Maritime Academy from 1986 to 1994. He was formerly Secretary of State of Maine from 1965 to 1966, Governor of Maine from
                      1967 to 1975 and U.S. Ambassador to Canada from 1979 to 1981. Mr. Curtis is a director of Key Corp.

      DIRECTORS WHOSE TERMS END AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                                   (Class I)


Richard Barth         Retired Chairman, President and Chief Executive Officer of Ciba-Geigy
Age: 66               Corporation -- Mr. Barth became Chairman of Ciba-Geigy Corporation, a diversified
Director since 1991   chemical products company, in 1990 and served in that capacity until its merger into
                      Novartis Corporation in December 1996. Mr. Barth was President and Chief Executive
                      Officer of Ciba-Geigy Corporation from 1986 to 1996, Chief Financial Officer from
                      1979 to 1986, Secretary from 1974 to 1986, and General Counsel from 1970 to 1986.
                      Mr. Barth is also a director of The Bank of New York, Novartis Corporation (USA) and
                      Imclone Systems, Inc.

James L. Pate         Chairman and Chief Executive Officer of Pennzoil Company -- Mr. Pate is
Age: 62               Chairman and Chief Executive Officer of Pennzoil Company. He was named Chairman
Director since 1996   in 1994 and Chief Executive Officer in 1990. He held the additional office of President from 1990 to 1997. Pennzoil Company is a producer, refiner and marketer of petroleum and petroleum products.

Charles J. Howard     Chairman, Howard, Barclay & Associates Ltd. -- Mr. Howard has been Chairman of
Age: 55               Howard, Barclay & Associates Ltd., an investment counseling firm, since 1994. He also
Director since 1997   has been President, Chief Executive Officer, a director and the largest shareholder of
                      Ausnoram Holdings Limited, an investment holding company with mining, oil and gas interests, since 1989. Mr. Howard is also a director of Anderson Exploration Limited,
                      Petromet Resources Limited, Southern Africa Minerals Corporation and Unicorp Energy
                      Corporation.

Board and Committee Meetings

     The Board of Directors met eight times during 1997. The Board has an Audit Committee consisting of Messrs. Curtis, Howard and Pate, a Nominating and Governance Committee consisting of Messrs. Barth, Aguilar, Curtis and Rolls, a Human Resources and Compensation Committee consisting of Messrs. Aycock, Aguilar and Melville, a Finance Committee consisting of Messrs. Rolls, Barth and Pate, and an Executive Committee consisting of Messrs. Nemirow, Aguilar and Aycock.

     The Audit Committee, which met three times in 1997, reviews the scope and results of the annual audit of the Company, approves the non-audit services rendered by the independent auditors to the Company and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year and reviews the accounting policies of the Company and the Company's systems of internal controls and internal auditing procedures.

     The Nominating and Governance Committee, which met three times in 1997, recommends nominees for election to the Board and addresses issues of corporate governance for Board consideration. Recommendations for director nominees from shareholders will be considered by the Nominating and Governance Committee. Shareholders desiring to make a recommendation to the Nominating and Governance Committee of a director nominee proposed for election at the 1999 Annual Meeting should comply with the procedure described under "Proposals by Shareholders". The Committee also serves in an oversight capacity with respect to the Company's compliance with environmental, health and safety regulations.

     The Human Resources and Compensation Committee, which met four times in 1997, approves the adoption, amendment and termination of all employee pension and savings benefit plans, administers executive bonus plans and awards and stock option plans and grants thereunder, reviews programs followed by management in developing executive resources for current and future operations and reviews and approves the compensation of officers of the Company.

     The Finance Committee, which met three times in 1997, reviews and oversees the financial affairs of the Company. The Committee also provides financial oversight and direction of the Company's pension and savings plans, including approving the selection of trustees and the amount of contributions to be made by the Company under these plans. In addition, the Committee reviews and approves the adoption of actuarial and accounting methods and assumptions under these plans and reviews the action of management in establishing investment policy and administering the plans.

     The Executive Committee, which met once during 1997, meets from time to time to make decisions between meetings of the Board pursuant to authority delegated by the Board of Directors.

     All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of Board committees on which they served in 1997.


Director Compensation

     Each director who was not an employee of the Company (an "Outside Director") received in 1997 an annual retainer of $24,000, a fee of $1,000 per day for each Board meeting attended and a fee of $800 per day for each Board committee meeting attended. Each director was reimbursed for reasonable expenses, including but not limited to transportation and lodging, incurred in attending meetings. In addition, Outside Directors are eligible to receive awards under the 1997 Stock Option Plan and in February 1997 each Outside Director other than Mr. Howard was granted options with respect to 1,000 shares of Common Stock. Mr. Howard became a director in April 1997 and received a prorated grant of options with respect to 750 shares of Common Stock.


     Deferred Compensation Plan for Outside Directors
     The Deferred Compensation Plan for Outside Directors of Bowater Incorporated (the "Deferred Plan") permits Outside Directors to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. Compensation that a director has elected to defer under the Deferred Plan can be allocated to a cash account, a Company Common Stock account or both accounts, in increments of ten percent, as elected by the director. On the date on which compensation to be deferred would have been payable, a participating director who has elected to allocate all or part of his deferred compensation to his Deferred Plan stock account will be credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of deferred compensation that he allocated to his stock account. Deferred compensation that is allocated to a cash account will be credited on the date on which such compensation would have been payable. Whenever dividends are paid on shares of Common Stock, each participant's stock account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date. Amounts credited to a Deferred Plan cash account will accrue interest on the average monthly balance of that account at a rate equal to the rate for the Fixed Income Fund maintained for the Company's Salaried Employees' Savings Plan. Directors can elect to transfer balances between the cash and stock accounts subject to certain conditions set forth in the Deferred Plan. A participant in the Deferred Plan may elect at the time of deferral to have his Deferred Plan account(s) distributed to him in (i) either Common Stock or cash as soon as possible or in a stated number of years after he ceases to be an Outside Director or (ii) cash in either five or ten installments. All of the Company's Outside Directors except for Messrs. Curtis and Howard have accounts under the Deferred Plan.

 Retirement Plan for Outside Directors
     The Company adopted a Retirement Plan for Outside Directors during 1988 (the "Outside Directors' Retirement Plan"). All of the Company's current Outside Directors participate in the Outside Directors' Retirement Plan. The Outside Directors' Retirement Plan provides for normal retirement benefits equal to ten percent of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of the Company up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted (with the Company's consent) upon attainment of age 55 and the completion of five years of service. Participants who elect early commencement of benefit payments after retirement receive a reduced benefit.

     The Outside Directors' Retirement Plan provides that a participant who was an Outside Director immediately prior to a change in control of the Company and who is removed from or not renominated to his directorship by reason of such change in control is entitled to the early retirement benefits provided by the plan regardless of whether the plan requirements for early retirement have been satisfied.


                CERTAIN INFORMATION CONCERNING STOCK OWNERSHIP

     The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company as of March 23, 1998, except as set forth below:



Name and Address of                                Amount and Nature of     Percent of
Beneficial Owner                                   Beneficial Ownership       Class
-----------------------------------------------   ----------------------   -----------
      MacKay-Shields Financial Corporation(1)      3,862,150(1)                9.54%
       9 West 57th Street
       New York, New York 10019
      The Capital Group Companies, Inc.(2)         3,147,900(2)                7.78%
       333 South Hope Street
       Los Angeles, California 90071
      Franklin Resources, Inc.(3)                  3,142,392(3)                7.76%
       777 Mariners Island Boulevard
       San Mateo, California 94404
      Lord, Abbett & Co.                           2,435,125(4)                6.02%
       767 Fifth Avenue
       New York, New York 10153
      Wellington Management Company, LLP           2,202,080(5)                5.44%
       (including shares held by
       Vanguard/Windsor Funds, Inc.)(5)
       75 State Street
       Boston, Massachusetts 02109

---------
(1) In an amendment dated February 13, 1998, to Schedule 13G, MacKay-Shields Financial Corporation ("MSFC") reported that it has shared voting power and shared dispositive power with respect to all of the shares shown. The
   Schedule 13G reported that MSFC serves as investment manager to a number of clients who have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, the shares shown in the table above. The Schedule 13G reported that none of such clients had an interest with respect to more than 5% of the outstanding shares of Common Stock.

(2) In an amendment dated February 10, 1998, to Schedule 13G, The Capital Group Companies, Inc. ("CGC") reported that it is the parent holding company of a group of investment management companies that hold investment power and in some cases voting power over the shares shown in the table above. It reported that its subsidiary, Capital Research and Management Company, a registered investment adviser with the same address as CGC, has sole dispositive power with respect to 2,905,000 of the shares shown in the table as a result of acting as investment adviser to various investment companies. The Schedule 13G reported that the remaining shares reported as being beneficially owned by CGC are beneficially owned by its other subsidiaries, Capital International Limited and Capital International S.A. The Schedule 13G reported that CGC does not have investment power or voting power over any of the shares shown in the table above; however, by virtue of its subsidiaries, CGC reported that it may be deemed to have sole voting power with respect to 242,900 of the shares shown in the table above and sole dispositive power with respect to all of the shares.

(3) In an amendment dated January 16, 1998, to Schedule 13G, Franklin Resources, Inc. ("FRI") reported that the securities shown in the table above are beneficially owned by one or more investment companies or other managed accounts that are advised by direct or indirect investment advisory subsidiaries of FRI. The investment advisory subsidiaries have investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiaries may be deemed to be the beneficial owner of the securities shown in the table. Charles B. Johnson and Rupert
   H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The
   Schedule 13G reported that one of the investment adviser subsidiaries, Templeton Global Advisors Limited (whose address is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas), has sole voting and dispositive power with respect to 1,922,000 of the shares shown; Franklin Mutual Advisers, Inc. (whose address is 51 John F. Kennedy Parkway, Short Hills, NJ 07078) has sole voting and dispositive power with respect to 1,193,100 of the shares shown; Templeton Investment Counsel, Inc. (whose address is 500 E. Broward Blvd., Suite 2100, Fort Lauderdale, FL 33394) has sole voting and dispositive power with respect to 10,000 of the shares shown; Franklin Advisers, Inc. (who has the same address as FRI) has sole voting and dispositive power with respect to 8,800 of the shares shown; and Templeton Investment Management Limited (whose address is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2EH) has sole voting and dispositive power with respect to 8,492 of the shares shown. Each of FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaims any economic interest or beneficial ownership in the shares shown in the table above and are of the view that they are not acting as a "group" for purposes of Securities Exchange Act of 1934, as amended.

(4) Lord, Abbett & Co. reported in a Schedule 13G dated February 13, 1998, that it has sole voting and dispositive power with respect to all of the shares shown in the table.

(5) In a Schedule 13G dated January 13, 1998, Wellington Management Company, LLP ("WMC") reported that it has shared voting power with respect to 14,200 of the shares shown and shared dispositive power with respect to all of the shares shown. The Schedule 13G reported that WMC serves as investment adviser to a number of clients, which have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds of the sale of, the shares shown in the table and that one of those clients, Vanguard/Windsor Funds, Inc., has such rights with respect to more than 5% of the outstanding shares of Common Stock. In a Schedule 13G dated February 9, 1998, Vanguard/Windsor Funds, Inc. (whose address is 100 Vanguard Blvd.,
   P. O. Box 2600, Malvern, PA 19355) reported that it has sole voting power and shared dispositive power with respect to 2,187,880 of the shares shown in the table.

     No officer or director owns any of the Company's Series C Cumulative Preferred Stock. As of March 23, 1998, ownership of Common Stock by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company, as a group, was as follows:



                 Name of                   Amount and Nature of
            Beneficial Owner                Beneficial Ownership(1)     Percent of Class(2)
----------------------------------------   -------------------------   --------------------
      Arnold M. Nemirow                      326,353.22(3)                *
      Arthur D. Fuller                        59,545.92(4)                *
      E. Patrick Duffy                        58,141.07(5)                *
      Anthony H. Barash                       11,609.42(6)                *
      David G. Maffucci                       47,963.14(7)                *
      Francis J. Aguilar                      21,239.06(8)                *
      H. David Aycock                         12,471.83(9)                *
      Richard Barth                            9,540.05(10)               *
      Kenneth M. Curtis                        1,500.00(11)               *
      Charles J. Howard                        6,375.00(12)               *
      Donald R. Melville                       5,054.74(13)               *
      James L. Pate                            3,265.61(14)               *
      John A. Rolls                           10,680.06(15)               *
      Directors and Executive Officers       803,300.15(16)            1.95%
       as a Group (21 persons)

---------
     * Represents holdings of less than 1% of the outstanding shares of Common Stock.

(1) Units in one or more Common Stock funds of the Bowater Incorporated Salaried Employees' Savings Plan (the "Savings Plan") are allocated to the accounts of officers of the Company. These funds hold Common Stock and relatively small amounts of short-term investments. The number of shares of Common Stock shown in the table is an approximation provided by the Savings Plan administrator in a statement for the period ending December 31, 1997, based on the market value of the applicable units. This table also includes shares allocated under the Company's Compensatory Benefits Plan based on a statement for the period ending December 31, 1997. Additional shares of Common Stock may have been allocated to the accounts of participants in the Savings Plan or Compensatory Benefits Plan since the date of the last statements from the plan administrators. Participants in the Compensatory Benefits Plan have no voting power with respect to share allocations, but receive cash payouts based on the number of shares allocated to their accounts under the plan upon their retirement from the Company, death, disability or other termination of employment (if they have three years of service), and do not have investment power over share allocations prior to that time. The number of shares allocated under each of the Savings Plan and the Compensatory Benefits Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Internal Revenue Code of 1986, as amended (the "Code").
(2) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of March 23, 1998, upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
(3) Represents 20,000 shares owned directly, 392.88 shares owned in the Savings Plan, 305,000 shares that may be acquired under options currently exercisable and 960.34 shares allocated under the Compensatory Benefits Plan.
(4) Represents 10,000 shares owned directly, 1,639.57 shares owned in the Savings Plan, 47,500 shares that may be acquired under options currently exercisable and 406.35 shares allocated under the Compensatory Benefits Plan.
(5) Represents 318.18 shares owned in the Savings Plan, 57,500 shares that may be acquired under options currently exercisable and 322.89 shares allocated under the Compensatory Benefits Plan.
(6) Represents 1,000 shares owned directly, 100 shares held in the Seyfarth, Shaw, Fairweather & Geraldson Retirement Plan for Partners, 353.23 shares owned in the Savings Plan, 10,000 shares that may be acquired under options currently exercisable and 156.19 shares allocated under the Compensatory Benefits Plan.
(7) Represents 2,100 shares owned directly, 663.99 shares owned in the Savings Plan, 45,000 shares that may be acquired under options currently exercisable and 199.15 shares allocated under the Compensatory Benefits Plan.
(8) Represents 12,880.98 shares owned directly, 7,858.08 shares allocated under the Deferred Plan and 500 shares that may be acquired under options currently exercisable.
(9) Represents 500 shares owned directly, 11,471.83 shares allocated under the Deferred Plan and 500 shares that may be acquired under options currently exercisable.
(10) Represents 9,040.05 shares allocated under the Deferred Plan and 500 shares that may be acquired under options currently exercisable.
(11) Represents 1,000 shares owned directly and 500 shares that may be acquired under options currently exercisable.
(12) Represents 1,000 shares owned directly, 5,000 shares owned by Ausnoram Holdings Limited, of which Mr. Howard is the President, Chief Executive Officer and largest shareholder, and 375 shares subject to options exercisable within 60 days of March 23, 1998.
(13) Represents 500 shares owned directly, 4,054.74 shares allocated under the Deferred Plan and 500 shares that may be acquired under options currently exercisable.
(14) Represents 1,000 shares owned directly, 1,765.61 shares allocated under the Deferred Plan and 500 shares that may be acquired under options currently exercisable.
(15) Represents 10,180.06 shares allocated under the Deferred Plan and 500 shares that may be acquired under options currently exercisable.
(16) This total represents 57,030.77 shares owned directly, 10,965.31 shares allocated under the Savings Plan, 2,558.70 shares allocated under the Compensatory Benefits Plan, 44,370.37 shares allocated under the Deferred Plan, 688,000 shares subject to options currently exercisable, and 375 shares subject to options exercisable within 60 days of March 23, 1998. The number of shares allocated to the accounts of certain executive officers under each of the Savings Plan and Compensatory Benefits Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Code. The beneficial ownership stated above represents sole voting and investment power, except as indicated above.

                  HUMAN RESOURCES AND COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

     The Human Resources and Compensation Committee (the "Committee") develops and administers the compensation programs for the Company's executive officers. The Committee's goal is to develop executive compensation programs that are consistent with strategic business objectives.

     The Committee is composed entirely of independent, nonemployee directors who have not served as officers of the Company and have no interlocking relationships, as defined by the Securities and Exchange Commission.


Key Elements and Policies for Compensation of Executive Officers

     The Company's basic policy for executive officers is that compensation should vary depending on the Company's success in the following areas:

     o Performance versus the Company's financial and strategic objectives, and


     o Creation of shareholder value.

     The key elements of the Company's 1997 executive compensation program were base salary, the Annual Bonus Plan, the 1997-1999 Long-Term Incentive Plan (the "LTIP Plan") and stock options.

   o To determine appropriate compensation levels within each pay component, the Committee considered all elements of the executive compensation program. Base salaries and targeted annual bonus payouts for executive officers generally were set near the median of comparable executives in the paper and forest products industry. Executive officers had the opportunity to earn above-median levels of compensation through the Annual Bonus Plan if the Company attained above-median performance. Actual total compensation depended on the Company's performance.

   o Competitive market data were provided by an independent compensation consultant. The Company reviewed the pay practices of companies in the paper and forest products industry, as well as other general industry companies with annual revenues similar to the Company's. The Committee believed this criterion provided reasonable pay comparisons, enabling the Company to assure that executives were being paid fairly, while assuring shareholders and the Company that executive pay levels were reasonable.

   o The group of companies used for independent compensation comparisons included many of the Company's peer companies included in the Dow Jones Paper Products Group listed in the Total Shareholder Return chart below. The list was expanded, however, to include other paper and forest products companies and similar-sized general industry companies that are not a part of the Dow Jones Paper Products Group. This decision was based on the Committee's belief that the recruitment of executive talent should not necessarily be limited to the companies used in the Dow Jones group.


Base Salary

     Executive officers' salaries are generally set to place them near median levels of executive compensation at comparable companies as described above, considering the scope of the individual's responsibilities relative to the responsibilities of executives at comparable companies.

   o Competitive market considerations form the primary basis for setting base salary levels, since performance plays such a large role in determining annual and long-term incentives. However, in setting base salary levels, the Committee also considers the officer's performance against individual objectives during the preceding year, the profits of the individual's business unit relative to plan during the preceding year for business unit executives, and the profits of the Company during the preceding year for officers with corporate-wide responsibilities.


Annual Bonus Plan

     The Annual Bonus Plan for 1997 used three performance measures: Return on Net Assets ("RONA") (weighted 50%), Return on Capital Spending (weighted 25%) and Mill Performance (weighted 25%):

   o RONA was measured at the divisional and corporate levels (50% consolidated RONA for corporate employees; 25% consolidated RONA and 25% divisional RONA for divisional employees), with awards based on performance relative to goals established at the beginning of the year. The capital intensive nature of the Company's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between RONA and market valuation for companies in the paper and forest products industry.

   o Return on Capital Spending targets were set at the divisional level to reflect the Company's priority to spend capital dollars on the highest return capital projects. Consolidated results were used for corporate employees.

   o Mill Performance goals were established to reflect the Company's desire to improve performance in the areas of safety, productivity, quality and cost reduction. These goals mirror the performance criteria established for the Company's gainsharing programs, which generally apply to employees not in the Annual Bonus Plan. Divisional results were used for divisional employees and consolidated results were used for corporate employees.

     The Company's performance during 1997 was substantially above budgeted levels in two measures and below budgeted levels in the remaining measure, resulting in bonus payouts that generally were above targeted levels.


Long-Term Incentive Plan

     The LTIP Plan, which was approved by the Company's shareholders, is designed to link rewards paid to key executives with the Company's performance. The LTIP Plan has a three-year plan cycle consisting of fiscal years 1997, 1998 and 1999. At the beginning of the plan cycle, units were assigned to each participant based on the participant's position rank. Payouts under the LTIP Plan will depend upon the Company's average RONA as compared to the RONA of a group of designated peer companies, as well as upon the average daily closing price of the Common Stock for each year during the plan cycle. No payout will be made under the LTIP Plan unless the Company's average RONA exceeds the average RONA of the peer group companies. The current number of participants in the LTIP Plan is 24.


Stock Options

     Stock options continue to play an important role in linking executives' compensation to the Company's Common Stock performance, and thus to the interests of shareholders. The 1997 Stock Option Plan, which was approved by the Company's shareholders, provides 1,000,000 shares of Common Stock available to be distributed to key employees, officers and nonemployee directors. The number of options granted to each executive officer is based on the executive's position rank. In 1997 stock options were granted with an exercise price equal to the fair market value (as defined in the Stock Option Plan) of the Common Stock on the date of grant. Accordingly, the options have value to the option holder only if the stock price appreciates.

     The Committee believes this design focuses executives on the creation of shareholder wealth over the long term.


Policy with Respect to Corporate Tax Deduction Limit

     The Committee generally intends to administer the executive pay program so that the corporate tax deduction for compensation to executives is maximized under Section 162(m) of the Code. In order to maintain flexibility to attract and retain qualified executives, the Committee may allow for non-deductible compensation. The Company paid certain non-deductible compensation to Mr. Nemirow in 1997, the impact of which was not material to the Company.


Compensation of the CEO During 1997

     The Committee annually reviews Mr. Nemirow's salary level and considers such factors as tenure, individual performance and contribution to the Company's success when contemplating future salary adjustments. Mr. Nemirow's 1997 salary and his payout under the Annual Bonus Plan for 1997 were determined on the same basis as the base salaries and payouts under the Annual Bonus Plan for all executive officers, as described above. In addition, stock options for 50,000 shares of Common Stock were granted to Mr. Nemirow in 1997 and 10,524 units were assigned to him under the LTIP Plan formula. These options and units have terms identical to, and were determined on the same basis as, those of all executive officers as described above.

     All members of the Human Resources and Compensation Committee concur in this report.

H.D. Aycock (Chairman)
F.J. Aguilar
D.R. Melville

                           TOTAL SHAREHOLDER RETURN
          THE COMPANY VS. DOW JONES PAPER PRODUCTS GROUP* AND S&P 500
                                   1992-1997

     The table below compares the cumulative shareholder return of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group and the S&P 500, assuming a $100 investment on December 31, 1992.




(The Performance Graph appears here. The plot points are listed in the table below.)




                                        12/92       12/93        12/94        12/95        12/96        12/97
                                    ------------ ----------- ------------ ------------ ------------ ------------
    Bowater Incorporated ..........   $ 100.00    $  98.12     $ 116.32     $ 157.43     $ 170.43     $ 204.91
    S&P 500 .......................   $ 100.00    $ 110.03     $ 111.53     $ 153.30     $ 188.40     $ 251.71
    Dow Jones Paper Products Group    $ 100.00    $ 109.17     $ 120.91     $ 132.26     $ 139.69     $ 150.76

   * Companies include: Boise Cascade Corporation, Champion International Corporation, Consolidated Papers, Inc., International Paper Company, The Mead Corporation, Union Camp Corporation, and Westvaco Corporation.


                            EXECUTIVE COMPENSATION

     The following table sets forth information concerning all compensation paid by the Company and its subsidiaries during the last three fiscal years ended December 31, 1997, to the Chief Executive Officer and to each of the four executive officers other than the Chief Executive Officer with the highest salaries and bonuses during fiscal year 1997 (such officers are referred to collectively as the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during these fiscal years.

                          Summary Compensation Table



                                                       Annual Compensation
                                             ---------------------------------------
           Name and                                                    Other Annual
      Principal Position                                               Compensation
         during 1997                Year      Salary ($)   Bonus ($)      ($)(1)
------------------------------ ------------- ------------ ----------- --------------
Arnold M. Nemirow                   1997       650,000      466,869           --
  Chairman, President and           1996       600,000      267,120           --
  Chief Executive Officer           1995       491,667      573,000           --
Arthur D. Fuller
  Executive Vice President          1997       333,333      182,248           --
  and President --                  1996       290,000      110,200        1,301(5)
  Newsprint & Directory             1995       242,629      198,000           --
  Division
E. Patrick Duffy
  Senior Vice President             1997       310,000      157,220           --
  and President -- Coated           1996       290,000       92,104           --
  Paper & Pulp Division             1995(7)    187,500      144,750           --
Anthony H. Barash
  Senior Vice President --          1997       280,000      134,075           --
  Corporate Affairs and             1996(9)    195,000       57,876           --
  General Counsel
David G. Maffucci                   1997       275,000      131,681           --
  Senior Vice President and         1996       234,900       71,766           --
  Chief Financial Officer           1995       157,647       94,721           --



                                        Long-Term
                                      Compensation
                               ---------------------------
                                   Awards        Payouts
                               -------------- ------------
                                 Securities
           Name and              Underlying       LTIP         All Other
      Principal Position        Options/SARs     Payouts      Compensation
         during 1997                 (#)         ($)(2)           ($)
------------------------------ -------------- ------------ -----------------
Arnold M. Nemirow                   50,000             0         31,250(3)
  Chairman, President and           50,000     3,050,501         25,320
  Chief Executive Officer          250,000             0          1,860
Arthur D. Fuller
  Executive Vice President          20,000             0         16,060(4)
  and President --                  27,500       845,807         12,649
  Newsprint & Directory             20,000             0              0
  Division
E. Patrick Duffy
  Senior Vice President             20,000             0         13,987(6)
  and President -- Coated           27,500       740,081          9,222
  Paper & Pulp Division             20,000             0              0
Anthony H. Barash
  Senior Vice President --          20,000             0         12,664(8)
  Corporate Affairs and             30,000             0          8,268
  General Counsel
David G. Maffucci                   20,000             0         12,344(10)
  Senior Vice President and         27,500       852,544         10,909
  Chief Financial Officer            8,000             0          6,399

---------
(1) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus of any Named Executive Officer for the years shown.

(2) The totals shown in this column for 1996 include amounts paid in 1997 pursuant to the Company's Long-Term Cash Incentive Plan for the performance period of January 1, 1994, to December 31, 1996.

(3) Amounts included under "All Other Compensation" for Mr. Nemirow for 1997 consist of Company contributions of $6,095 under the Savings Plan, $22,905 under the Compensatory Benefits Plan and $2,250, which is the amount that a third party would charge to provide Mr. Nemirow with life insurance coverage in excess of that otherwise available under the Company's standard group insurance plan. The Company is self-insured with respect to its group life insurance for any excess amounts.

(4) Amounts included under "All Other Compensation" for Mr. Fuller for 1997 consist of Company contributions of $4,400 under the Savings Plan and $11,660 under the Compensatory Benefits Plan.

(5) This amount represents interest paid with respect to a deferred portion of Mr. Fuller's payout under the 1994-1996 LTIP Plan.

(6) Amounts included under "All Other Compensation" for Mr. Duffy for 1997 consist of Company contributions of $4,400 under the Savings Plan and $9,587 under the Compensatory Benefits Plan.

(7) Mr. Duffy joined the Company in April 1995.

(8) Amounts included under "All Other Compensation" for Mr. Barash for 1997 consist of Company contributions of $7,354 under the Savings Plan and $5,310 under the Compensatory Benefits Plan.

(9) Mr. Barash joined the Company in April 1996.

(10) Amounts included under "All Other Compensation" for Mr. Maffucci for 1997 consist of Company contributions of $7,288 under the Savings Plan and $5,056 under the Compensatory Benefits Plan.

Stock Options

     The following table sets forth information regarding options granted with respect to Common Stock made by the Company to the Named Executive Officers during 1997.


                       Option Grants in Last Fiscal Year




                               Individual Grants
--------------------------------------------------------------------------------
                          Number of      % of Total
                         Securities     Options/SARs
                         Underlying      Granted to                                Grant Date
                           Options       Employees      Exercise     Expiration   Present Value
Name                   Granted (#)(1)     in 1997     Price ($/Sh)     Date(2)       ($)(3)
--------------------- ---------------- ------------- -------------- ------------ --------------
  Arnold M. Nemirow        50,000(4)        9.53%         41.8750     1/22/07       682,000
  Arthur D. Fuller         20,000(4)        3.81%         41.8750     1/22/07       272,800
  E. Patrick Duffy         20,000(4)        3.81%         41.8750     1/22/07       272,800
  Anthony H. Barash        20,000(4)        3.81%         41.8750     1/22/07       272,800
  David G. Maffucci        20,000(4)        3.81%         41.8750     1/22/07       272,800

---------
(1) These options were granted subject to shareholder approval of the 1997 Stock Option Plan, which was obtained at the Company's 1997 Annual Meeting of Shareholders.

(2) The plan pursuant to which the options were granted and the option agreement set forth certain earlier expiration dates.

(3) The present value of these options was calculated using the Black-Scholes option pricing model and assuming volatility of 29.5%, a risk free return rate of 6.4%, dividends at the rate of $.80 per share and an average expected option life of 5.5 years. The ultimate values of the options will depend on the future market price of the Common Stock. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

(4) Options with respect to 50% of the shares of Common Stock covered thereby became exercisable on January 22, 1998, and options with respect to the remaining 50% of the shares of Common Stock will become exercisable on January 22, 1999, if certain conditions are met. In addition, the stock option plan pursuant to which the options were granted provides that the exercisability date is accelerated and the Company is required to repurchase outstanding options at a defined acceleration price upon the occurrence of a change in control event as defined in the stock option plan.


Option Exercises

     The following table sets forth information concerning options exercised by Named Executive Officers and the value at the end of 1997 of SARs and unexercised options held by the Named Executive Officers to purchase the Company's Common Stock.

                      Aggregated Option Exercises in 1997
                      and 1997 Year-End Option/SAR Values



                                                                  Number of
                                                                  Securities
                                                                  Underlying            Value of Unexercised
                                                                 Unexercised                In-the-Money
                                                               Options/SARs at             Options/SARs at
                             Shares                             12/31/1997 (#)            12/31/1997 ($)(1)
                            Acquired          Value      --------------------------- --------------------------
Name                    on Exercise (#)    Realized ($)   Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------- ----------------- --------------- --------------------------- --------------------------
   Arnold M. Nemirow        20,000           302,188.00       255,000 / 75,000       4,180,630.75 / 364,843.75
   Arthur D. Fuller         10,000           152,625.00       27,500 / 30,000         342,234.375 / 145,937.50
   E. Patrick Duffy              0                 0.00       37,500 / 30,000         411,921.875 / 145,937.50
   Anthony H. Barash             0                 0.00       15,000 / 35,000         109,218.75 / 159,843.75
   David G. Maffucci         2,900            40,515.70       25,000 / 30,000         360,393.75 / 145,937.50

---------
(1) Based on the difference between the option exercise price and the average of the highest and lowest prices per share of the Company's Common Stock on the New York Stock Exchange on December 31, 1997, of $44.40625.

Long-Term Incentive Plan

     The number of units shown in the target column of the table below represents the target value of the performance units awarded pursuant to the Company's 1997-1999 Long-Term Incentive Plan. At the beginning of the LTIP Plan cycle, each participant received the number of units assigned to his or her position rank. Each year during the LTIP Plan cycle, the Committee will determine a unit value for each participant by multiplying each participant's units by the average daily closing price of the Common Stock for each such year. At the end of the LTIP Plan cycle, the Committee will determine the final award for each participant by multiplying the sum of each participant's unit values for all fiscal years in the LTIP Plan cycle by a percentage determined based on the Company's financial performance with respect to average RONA during the plan cycle relative to designated peer companies. No payout will be made under the LTIP Plan unless the Company's average RONA exceeds the peer group average. If the Company's average RONA exceeds the peer group average RONA, payouts will be made based on the Company average RONA as a multiple of the peer group average RONA with a maximum payout of 250% of the accumulated unit values if the Company's average is at least 1.5 times the peer group average. At the end of the LTIP Plan cycle, payouts, if any, will be made in Common Stock of the Company having a value equal to one-half of the participant's final award and the remainder of the final award and will be paid in cash. This proportion may change for participants other than the Named Executive Officers for the year in which the payout occurred in the discretion of the Board, and will change if the payment of Common Stock would exceed 991,878 shares in the aggregate.

   The following table sets forth information concerning units allocated in 1997 under the Company's LTIP Plan.


                           Long-Term Incentive Plan
                          Awards in Last Fiscal Year



                                                                         Estimated Future Payouts(1)
                                                           -------------------------------------------------------
                                                                Threshold           Target            Maximum
                                                           ------------------ ------------------ -----------------
                                      Performance Period
                         Number of    Until Maturation or   Estimated Dollar   Estimated Dollar   Estimated Dollar
Name                     Units (#)          Payout            Value ($)(2)       Value ($)(2)       Value ($)(2)
----------------------- ----------- ---------------------- ------------------ ------------------ -----------------
    Arnold M. Nemirow     10,524    01/01/97 to 12/31/99            0(3)          1,450,449          3,626,123
    Arthur D. Fuller(4)    5,189    01/01/97 to 12/31/99            0(3)            669,774          1,674,435
    E. Patrick Duffy       3,488    01/01/97 to 12/31/99            0(3)            480,727          1,201,817
    Anthony H. Barash      3,488    01/01/97 to 12/31/99            0(3)            480,727          1,201,817
    David G. Maffucci      3,488    01/01/97 to 12/31/99            0(3)            480,727          1,201,817

---------
(1) Payouts, if any, to the Named Executive Officers under the LTIP Plan will be made in early 2000, one-half in cash and one-half in shares of the Company's Common Stock.

(2) The Estimated Dollar values of payouts under the plan are based on the average closing price of a share of the Company's Common Stock during 1997 ($45.941) and are solely for illustrative purposes. The actual value of the payout may be higher or lower than the amount shown as a result of the average closing price of a share of the Company's Common Stock for each of 1998 and 1999. See the description of the plan above. For performance between threshold and maximum, the payout will be prorated on a straight-line basis.

(3) As discussed above, no payout will be made under the LTIP Plan unless the Company's average RONA exceeds the peer group's average RONA.

(4) Initially, Mr. Fuller was assigned 3,488 units under the LTIP Plan. On August 1, 1997, he was promoted to a higher position rank and was assigned the number of units shown in the table. His unit value for 1997 was adjusted to give proportionate effect to the number of days he served in each position rank.

Stock Retention Program

     In 1996 the Company established stock ownership guidelines for executive officers as a way to better align the financial interests of its officers with those of its shareholders. These officers are expected to make continuing progress towards compliance with these guidelines and to comply fully with the guidelines by the later of January 1999 or three years after the officer's employment with the Company. Officers are required, as a condition of eligibility for future bonus payments, to own Common Stock with a value equal to a specified multiple of their base salaries. Under these guidelines, the requisite multiples are three for the chief executive officer, two for executive and senior vice presidents and one-half to one for corporate vice presidents, divisional vice presidents and others, depending on their respective position ranks. Common Stock owned outright or through qualified Company benefit plans and vested stock options count toward meeting this goal.

     In order to emphasize the importance of outright ownership of Company stock, the stock ownership guidelines have been modified to require satisfaction of at least one-half of the ownership requirement through stock held outright or through Company benefit plans. At the same time, the Company's directors will be expected to own Common Stock as determined under the guidelines with a value equal to three times their annual retainers. Compliance with the new guidelines will be expected by the later of February 1, 2002, or three years after employment or election.


Employment and Change in Control Agreements

     Each Named Executive Officer (collectively, the "Executives") is party to an employment agreement (collectively, the "Agreements"). Each Agreement continues until death, disability, retirement or written notice of termination by either the Company or the Executive. In the event of a Change in Control, as defined in the CIC Agreements described below, the term of the Agreements continues for not less than three years thereafter unless the Executive terminates his employment for other than Good Reason (also as defined in the CIC Agreements). The Agreements provide for payment to each Executive of an annual base salary and for the Executive's participation in the Company's various bonus and benefit plans as in effect from time to time while the Agreements are in effect. In the event the Executive's employment is involuntarily terminated for reasons other than death, disability, retirement or Cause (defined in the Agreements as gross negligence or willful misconduct by the Executive either in the course of his employment or that has a material adverse effect on the Company or on the Executive's ability to perform his duties adequately and effectively), the Agreements provide for payments equal to two years of annual base salaries and bonuses, plus a pro rata share of their bonuses for the year of termination.

     With respect to employee benefit plans, Mr. Nemirow's Agreement provides that, for purposes of determining the benefits due under the Company's benefits plans, he shall receive credit for continuous employment at an accelerated rate and entitles him to receive certain minimum annual benefits upon his retirement from the Company if certain conditions are met; Mr. Duffy's Agreement provides that he is entitled to immediate vesting under the Company's Supplemental Benefits Plan; and Mr. Barash's Agreement provides for a grant to him of 30,000 equity participation rights and provides him with an additional five years of credited service under the Company's retirement plans upon his early or normal retirement.

     Each Executive also is a party to a change in control agreement with the Company (collectively, the "CIC Agreements"). The CIC Agreements have a three-year term that is automatically extended at the end of each year for an additional one year. The CIC Agreements generally provide that, in the event of a Change in Control (as defined below), the CIC Agreements shall continue in effect until they expire in accordance with the above-described extensions, but in any event for a period of not less than three years from the date of the Change in Control. Following a Change in Control of the Company, if an Executive's employment is terminated by the Company (except for a termination due to death, disability, or retirement, or for Cause (defined as gross negligence that has not been cured, willful misconduct that has not been cured, or conviction of a felony, which action has a demonstrable and material adverse effect upon the Company)) or if the Executive elects to terminate his employment for Good Reason as defined below, the Executive shall receive his full base salary and all benefits and awards under the Company's benefit plans and policies (in which he was a participant prior to the Change in Control) to which he is entitled through his date of termination and may elect to receive, in lieu of any severance payments provided in his employment agreement described above, an amount equal to: (i) three times the Executive's annual base salary in effect when the Executive is terminated or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control; plus (ii) three times the largest annual bonus awarded to the Executive during the five fiscal years immediately preceding the year in which the Change in Control occurred or, if higher, the annual bonus the Executive would have been awarded under the bonus plan had he continued in the Company's employ on the same basis as immediately before the Change in Control; plus
(iii) three times the largest annual contribution made by the Company to the Savings Plan on the Executive's behalf during the five fiscal years immediately preceding the Change in Control or, if higher, the contribution the Company would have made to the Savings Plan on the Executive's behalf for the fiscal year in which the Change in Control occurred had he continued in the Company's employ at the same base salary and with the same contribution level as immediately prior to the Change in Control; plus (iv) thirty percent of the Executive's annual base salary in effect when the Executive is terminated, or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control (as compensation for medical, life insurance and other benefits lost as a result of the termination of employment). In addition, each of the CIC Agreements provides that the Executive will be entitled to a pro rata portion of the annual bonus calculated in the manner specified in (ii) above for the year in which the termination occurred. The CIC Agreements provide that the foregoing payments shall be reduced by 1/36th for each month by which the date that is three years from the effective date of the Executive's termination extends beyond the Executive's normal retirement date.

     The CIC Agreements define a Change in Control as occurring if: (i) any person becomes a beneficial owner of securities of the Company representing 20% or more of the Company's outstanding voting securities (unless that person has filed a Schedule 13G indicating such person's intent to hold such securities for investment); (ii) less than two-thirds of the total membership of the Board shall be continuing directors (as defined in the CIC Agreements); or (iii) the shareholders of the Company approve a merger, consolidation, complete liquidation or sale of all or substantially all of the Company's assets. The CIC Agreements define Good Reason as: (i) an adverse change in the Executive's status, duties or responsibilities as in effect immediately prior to the Change in Control after the Executive has given notice of the adverse change and the Company has failed to cure; or (ii) failure of the Company to pay or provide the Executive the salary or benefits to which he is entitled; or (iii) the reduction of the Executive's salary as in effect on the date of the Change in Control; or (iv) the taking of any action by the Company that would substantially diminish the value of the Executive's awards or benefits under the Company's benefit plans in which the Executive was participating at the time of the Change in Control; or (v) the Company's failure to obtain from any successor assent to the CIC Agreement; or (vi) the relocation of the Executive's principal office to a location more than 35 miles from its location immediately prior to the Change in Control; or (vii) a substantial increase in the Executive's travel obligations subsequent to the Change in Control.

     The CIC Agreements also generally provide a terminated Executive with outplacement assistance, a grossed up reimbursement of certain excise taxes that may be levied on "excess parachute payments" and reimbursement for all costs incurred in connection with enforcing the terms of the CIC Agreement. In addition, the CIC Agreements generally provide that the Company will pay or provide the Executives, their surviving spouses or children the amounts and benefits that they would have received, assuming certain conditions, under the Company's Retirement Plan and Supplemental Benefit Plan in effect immediately prior to the Change in Control if the Executive had continued to be employed until the third anniversary of the effective date of the termination of the Executive's employment or until the Executive's normal retirement date, whichever is earlier.


Retirement Benefits

     The following table shows the total estimated annual pension benefits payable for the Named Executive Officers under the Company's qualified, nonqualified benefits restoration and nonqualified supplemental retirement plans upon retirement at age 65, calculated on a straight life annuity basis. Benefits to Named Executive Officers are not reduced by any offset for Social Security benefits.


             Combined Retirement Plans Table of Estimated Benefits



 Final Average      5 Years      10 Years     15 Years     20 Years     25 Years      30 or More
   Earnings*        Service       Service      Service      Service      Service     Years Service
---------------   -----------   ----------   ----------   ----------   ----------   --------------
$    200,000       $ 25,000      $ 50,000     $ 75,000     $100,000     $110,000       $120,000
     250,000         31,250        62,500       93,750      125,000      137,500        150,000
     300,000         37,500        75,000      112,500      150,000      165,000        180,000
     350,000         43,750        87,500      131,250      175,000      192,500        210,000
     400,000         50,000       100,000      150,000      200,000      220,000        240,000
     800,000        100,000       200,000      300,000      400,000      440,000        480,000
     900,000        112,500       225,000      337,500      450,000      495,000        540,000

---------
* Average annual earnings for best 36 consecutive months in the 60 months preceding retirement.

     Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees, which provides pension benefits based on earnings; a nonqualified benefits restoration plan, which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a nonqualified supplemental plan covering designated senior executives including the Named Executive Officers (the "Supplemental Plan"), which provides benefits in addition to those under the two preceding plans. The definition of compensation under the Supplemental Plan includes those categories of compensation under the salary and bonus headings in the Summary Compensation Table and does not include compensation in any of the other headings of the Summary Compensation Table. The Supplemental Plan provides for vesting of accrued benefits in the event of a change in control followed by termination of employment of a covered employee not for cause. The two other plans described above provide that in the event of a change in control, each participant in such plans will become 100% vested in his accrued benefits. This table assumes retirement in 1997. At such time, the individuals listed in the Summary Compensation Table above had the following final average earnings (as defined above) and credited number of years of service (determined by actual years of service): Mr. Nemirow, $879,536, 3.3 years; Mr. Fuller, $408,970, 2.9 years; Mr. Duffy, $372,492, 2.8 years; Mr. Barash, $304,501, 1.8 years; and Mr. Maffucci, $235,150, 20.5 years.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive officers, directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended, except as follows: Mr. Michael Nocito, an officer of the Company, filed on September 12, 1997, a Form 4 that was due on September 10, 1997, to report a transaction in the Company's Common Stock.


                          RELATED PARTY TRANSACTIONS

     Pursuant to an investment management and participation agreement, both dated July 1, 1997 (the "Agreement"), Wellington Trust Company, NA ("Wellington Trust") provides investment management services to a collective investment fund of which four qualified pension plans sponsored by the Company and its subsidiaries are participants. Pursuant to the terms of the Agreement, Wellington Trust is paid by the trustee of the Company's benefit plans a fee for each calendar quarter based on the average of the asset values of the accounts managed by Wellington Trust. The Agreement generally continues in effect until terminated by the Company or Wellington Trust on fifteen days' notice. The Company paid to Wellington Trust approximately $90,800 for providing services to the pension plans during 1997. The Company expects to pay approximately $262,500 for these services provided during 1998. As of December 31, 1997, Wellington Management Company, LLP, a registered investment adviser and the parent of Wellington Trust, reported on a Schedule 13G that it had shared dispositive power with respect to 2,202,080 shares of Common Stock and shared voting power with respect to 14,200 shares of Common Stock. The Schedule 13G reported that the clients of Wellington Management Company, LLP have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds of the sale of, such securities. The Company believes that its arrangements with Wellington Trust are on terms as favorable as could be obtained from an unrelated party.


                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the Company to audit its consolidated financial statements for the year ended December 31, 1998. KPMG Peat Marwick LLP currently serves the Company and its subsidiaries as independent auditors and from time to time advises the Company on tax and other matters. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.


                           PROPOSALS BY SHAREHOLDERS

     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 1999 should submit his or her proposal to the Secretary of the Company, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602. Any proposal must be received on or before the earlier of December 1, 1998, or the date specified in the Company's Bylaws as described below, and the proponent must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, as well as the Bylaw requirements described below.

     The Bylaws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that 120 days advance written notice be delivered to the Company's Secretary (at the address indicated above). The notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company no later than: (i) with respect to an election to be held at an annual meeting of shareholders, 120 days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting shall first be given to shareholders. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary (at the address indicated above). The notice must be received by the Secretary of the Company by the earlier of: (i) 120 days prior to the anniversary date of the immediately preceding annual meeting; or (ii) 10 days after notice or public disclosure of the date of the annual meeting was given or made to shareholders. The Bylaws contain specific requirements with respect to the contents of each of these notices. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above.


                           EXPENSES OF SOLICITATION

     The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of the Company's officers and regular employees may solicit, without additional compensation, proxies by telephone, telegraph or oral communication. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing. The firm of Morrow & Co., Inc. has been retained to assist in the soliciting of proxies for a fee of $5,500, plus expenses.


                             FINANCIAL INFORMATION

     The Company's 1997 Annual Report is enclosed herewith. The Company will provide without charge to any shareholder of record as of March 23, 1998, who so requests in writing, a copy of the 1997 Annual Report or the Company's 1997 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission. Any such request should be directed to the Company, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602,
Attention: Investor Relations Department.


                                        By order of the Board of Directors,




                                        /s/ Wendy C. Shiba
                                        WENDY C. SHIBA
                                        Vice President, Secretary and
                                         Assistant General Counsel


March 23, 1998

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                   NOTICE OF
                                ANNUAL MEETING
                                      AND
                                PROXY STATEMENT




                                 (BOWATER LOGO)



                                 DATE AND TIME
                            Wednesday, May 20, 1998
                                 at 11:00 a.m.





                                     PLACE
                              The Gunter Theatre
                             300 South Main Street
                          Greenville, South Carolina








                      -----------------------------------
                  Please sign your proxy and return it in the
                enclosed postage-paid envelope so that you may
               be represented at the meeting if you do not plan
                             to attend personally.
                   ----------------------------------------

********************************************************************************
                                    APPENDIX

P R O X Y

                              BOWATER INCORPORATED

              Proxy Solicited on Behalf of the Board of Directors
                 of the Company for Annual Meeting May 20, 1998

     The undersigned appoints David G. Maffucci and Wendy C. Shiba, or any one of them, each with full power of substitution, as proxies for the undersigned, to vote as designated below, all of the shares of common stock of Bowater Incorporated held of record by the undersigned on March 23, 1998, at the annual meeting of shareholders to be held May 20, 1998, and any adjournment thereof and in their discretion, to vote upon any other matters that may properly come before the annual meeting and any postponement or adjournment thereof.

Election of Directors, Nominees: Donald R. Melville, H. David Aycock, Arnold M. Nemirow

                                   COMMENTS (Change of Address)  [  ]
                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________
                                   (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposal 1, and proxyholders will vote, in their discretion, upon such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

1.  ELECTION OF DIRECTORS   FOR ALL NOMINEES [ ]    WITHHOLD AUTHORITY  [ ]                      EXCEPTIONS* [ ] (as indicated
                             LISTED BELOW           (to vote for all nominees listed below)      to the contrary below)



     Donald R. Melville, H. David Aycock, Arnold M. Nemirow

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name in the space provided below.)

     *EXCEPTIONS _______________________________________________________________

2. At their discretion upon such other matters as may properly   If your address
   come before the annual meeting and any postponement or        has changed
   adjournment thereof.                                          mark here   [ ]


                              Please mark any change of address on reverse side.

                              Dated: _____________________________________, 1998
                                       (Please be sure to insert date)

                              Signed: __________________________________________
                              (Signature should conform exactly to name shown on this proxy. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)

                                           Vote MUST be indicated
                                          (x) in Black or Blue Ink.  [  ]


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.